CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Storage USA, Inc. on Form S-8 (File No. 33-80967) of our report dated July 11, 1997, on our audits of the financial statements and supplemental schedules of Storage USA, Inc. 401 (k) Plan as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 11-K.


Coopers & Lybrand L.L.P.


Baltimore, Maryland
July 11, 1997